EXHIBIT 10.1 Certain schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

                      THIRD AMENDMENT TO CREDIT AGREEMENT

         This Third Amendment to Credit Agreement (this "AMENDMENT"), dated as of February 27, 2006, is by and among EASYLINK SERVICES CORPORATION, a Delaware corporation (the "PARENT"), the subsidiaries of Parent identified on the signature pages hereto (collectively, with the Parent, the "BORROWERS" and individually, a "BORROWER") and WELLS FARGO FOOTHILL, INC., a California corporation (together with its successors and assigns, the "LENDER").

                                 R E C I T A L S

         A. The Borrowers and the Lender are parties to that certain Credit Agreement dated as of December 9, 2004 (as amended, the "ORIGINAL CREDIT AGREEMENT").

         B. The parties hereto desire to amend certain of the terms and provisions of the Original Credit Agreement (as the Original Credit Agreement is amended by this Amendment, and as the Original Credit Agreement may be further amended, modified or restated from time, collectively the "CREDIT AGREEMENT") as provided herein.

         NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

                  1. Definitions. Terms capitalized herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                  2. Amendments to Credit Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Credit Agreement as follows:

                  (a) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following clause to appear in section (i) immediately after the figure "10%" in the definition of "Eligible Accounts" to read as follows:

                  "or 20% solely in the case of JPMorgan Chase Bank NA, as an Account Debtor of the Borrowers"

                  (b) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following definition to appear in correct alphabetical order to read as follows:

                  "Eligible Accounts Availability" means the greater of (i) Availability and (ii) 85% of the amount of Eligible Accounts, less the amount, if any of the Dilution Reserve.

                  (c) Section 2.1(a) of the Credit Agreement is hereby amended by adding the following sentence to appear as the last sentence to such section: "Notwithstanding any provision to the contrary contained herein, from and after February 6, 2006, the Borrowers shall not be permitted to request, nor shall the Lender be obligated to make, any Advances to the Borrowers; provided, however, that the cash sweep provided in Section 2.7(b) and the disbursement to Borrower of any funds received by Lender in connection therewith shall not be construed as Advances to the Borrower."

                  (d) Section 2.4(c) of the Credit Agreement shall be amended by adding the following sentence to clause (ii) to read as follows: "On or before May 1, 2006, the Parent shall pay to the Lender Three Million Dollars ($3,000,000)."

                  (e) Section 2.4(c)(v) of the Credit Agreement shall be amended by deleting such section in its entirety and replacing it as follows:

         "(v) Subject in all cases to payment of the Applicable Prepayment Premium (which shall be payable, if applicable, in accordance with the terms of the Fee Letter, as amended from time to time), the Borrowers may, at any time and from time to time, prepay any portion of the outstanding principal amount of the Term Loan. The Administrative Borrower shall give the Lender notice of each prepayment pursuant to this Section 2.4(c)(v) no later than 10:00 A.M. on the Business Day before the date of such prepayment. Each such notice of prepayment shall specify (A) the date such prepayment is to be made and (B) the amount of the Term Loan to be prepaid. Amounts to be prepaid pursuant to this Section 2.4(c)(v) shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in
Section 2.6."

                  (f) Section 2.4(d) of the Credit Agreement shall be amended by deleting the last sentence therein and replacing such sentence with the following:

         "The Applicable Prepayment Premium (as defined in the Fee Letter) shall not be due in connection with any mandatory prepayments required to be paid under Section 2.4(c)(i) through and including (iv)."

                  (g) Section 2.7(b) of the Credit Agreement shall be amended to read as follows:

         "(b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrowers, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Lender directing the disposition of the funds in such Cash Management Account without further consent by Borrowers or their Significant Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) from and after February 6, 2006, each Cash Management Bank will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Lender's Account (it being understood that the account identified on Schedule 2.7(g) to the Third Amendment to the Credit Agreement or any successor accounts thereto shall not be subject to such sweep until such time as the Lender deems appropriate in its sole discretion)."

                  (h) Clause (c) of Schedule 5.3 of the Credit Agreement shall be amended to read as follows:

                           "(c) consolidated and consolidating financial
                  statements of Parent and its subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications (excluding any "going concern" or like qualification or exception, but including any (A) qualification or exception as to the scope of such audit, or
                  (B) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.16), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management)"

                  (i) A new Section 5.17 shall be added to the Credit Agreement to read as follows:

                  "5.17    Issuance of Equity or Unsecured Subordinated Debt.
The Borrowers shall:

                  (a) On or prior to March 15, 2006, deliver to the Lender a binding letter or letters of intent (the "Letter of Intent") setting forth terms for the issuance of equity and/or Subordinated Indebtedness in the Parent on terms reasonably satisfactory to the Lender and the purchase of such equity or Subordinated Indebtedness ("Permitted Financing(s)") with a purchase price consideration of not less than Four Million Dollars ($4,000,000).

                  (b) On or prior to May 1, 2006, consummate one or more Permitted Financings resulting in cash proceeds to the Parent of not less than Four Million Dollars ($4,000,000) in cash."

                           (j) Section 6.12 of the Credit Agreement is hereby
                  amended by adding the following sentence to appear as the last sentence to such section: "The Borrowers shall maintain Qualified Cash of not less than $1,500,000 in the account identified on Schedule 2(j) to the Third Amendment to the Credit Agreement."

                           (k) Section 6.16 of the Credit Agreement is hereby
                  deleted in its entirety and replaced with the following:

                  "6.16    FINANCIAL COVENANTS.

                  (a) Fail to maintain or achieve:

MINIMUM EBITDA. EBITDA, measured on a month-end basis, of at least the required amount set forth in Schedule 6.16(a) to the Third Amendment to the Credit Agreement for the applicable period set forth opposite such amount.

                  (b) Make:

         CAPITAL EXPENDITURES. Capital Expenditures in fiscal year 2006 and each fiscal year thereafter in excess of $3,000,000.

                  (l) A new Section 6.18 shall be added to the Credit Agreement to read as follows:

                  "6.18 Eligible Accounts Availability. Fail to maintain at any time Eligible Accounts Availability of less than Three Million Five Hundred Thousand Dollars ($3,500,000).

                  (m) Section 7.2(a) of the Credit Agreement is hereby amended by adding sections 5.17 and 6.18 to such section.

                  (n) The Fee Letter is hereby amended by providing that (i) if the Credit Agreement is terminated and the Obligations are prepaid on or prior to July 31, 2006, then the Applicable Prepayment Premium is 50% of the amount otherwise due Lender; (ii) if the Credit Agreement is terminated and the Obligations are repaid in full on or after September 1, 2008, in accordance with the terms of this Agreement, then no prepayment premium shall be payable to Lender; and (iii) if the Credit Agreement is terminated and the Obligations are prepaid after July 31, 2006, but prior to September 1, 2008, then Applicable Prepayment Premium shall be due and payable in accord with the Fee Letter excluding termination of the Credit Agreement and prepayment of the Obligations resulting from any mandatory prepayments under Section 2.4(c) (i) through and including (iv) and the $968,764.44 prepayment due on the date of this Amendment. The Fee Letter is further amended by providing that so long as the Borrower is prohibited from requesting or receiving any Advances, the Unused Line Fee provided in Section 4 of the Fee Letter shall not be due or payable to Lender.

                  3. Conditions Precedent. The amendments contained in Section 2 above are subject to, and contingent upon, the prior or contemporaneous satisfaction of each of the following conditions precedent, each in form and substance satisfactory to the Lender:

                  (a) The Borrowers and the Lender shall have executed and delivered to each other this Amendment;

                  (b) The Borrowers shall have paid to the Lender an amount equal to the outstanding Advances (it being understood that the defined term "Advances" does not include the Term Loan);

                  (c) The Borrower shall have delivered to the Lender resolutions of the Board of Directors of the Borrowers authorizing this Amendment and the transactions contemplated thereby;

                  (d) The Parent shall have delivered to the Lender evidence that each of Swift Telecommunications, Inc. and Easylink Services International, Inc. have merged with and into Easylink Services USA, Inc., with Easylink Services USA, Inc. as the surviving entity;

                  (e) The Borrowers shall have satisfied any other conditions of the Lender required in connection with this Amendment; and

                  (f) An amendment fee in the amount of $150,000 shall have been fully earned by the Lender and non-refundable on the date hereof and paid in full by the Borrowers to the Lender on the earlier of (1) consummation of a Permitted Financing and (2) May 1, 2006; provided, however, that so long as the Lender shall have received the payment of $3,000,000 contemplated by Section 2.4(c), the Lender will credit or, if already paid, refund the Borrowers $100,000 of such fee.

                  4. Reference to and Effect on the Credit Agreement. Except as expressly provided herein, the Credit Agreement and all of the Loan Documents shall remain unmodified and continue in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of: (a) any right, power or remedy of the Lender under the Credit Agreement or any of the Loan Documents, or (b) any Default or Event of Default under the Credit Agreement or any of the Loan Documents.

                  5. Representations and Warranties of the Borrowers. Each of the Borrowers hereby represents and warrants to the Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that on and as of the date hereof and after giving effect to this
Amendment:

                  (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Amendment have been duly authorized by all necessary action on the part of such Borrower.

                  (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Amendment does not and will not
         (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower,
         (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interest holders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

                  (c) As to each Borrower, this Amendment and all other documents contemplated hereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (d) The representations and warranties of each of the Borrowers set forth in the Credit Agreement and in the Loan Documents to which it is a party are true, correct and complete on and as of the date hereof; provided that the references to the Credit Agreement therein shall be deemed to include the Credit Agreement as amended by this Amendment.

                  (e) Each of the Borrowers acknowledges that the Lender is specifically relying upon the representations, warranties and agreements contained in this Amendment and that such representations, warranties and agreements constitute a material inducement to the Lender in entering into this Amendment.

                  6. Release by the Borrowers. In further consideration of the Lender's execution of this Amendment, each of the Borrowers hereby waives any defense, right of set-off or claim against Lender and any of its affiliates, directors, officers, employees, agents and representatives existing as of the date hereof with respect to the Credit Agreement and the Loan Documents and each of the Borrowers hereby forever remises, releases, acquits, satisfies and forever discharges the Lender and each of its successors, assigns, affiliates, officers, employees, directors, agents and attorneys (collectively, the "RELEASEES") from any and all claims, demands, liabilities, disputes, damages, suits, controversies, penalties, fees, losses, costs, expenses, reasonable attorneys' fees, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that any Borrower ever had, now has, or may have against or seek from any or all of the Releasees that arise from or relate to any actions that any or all of the Releasees may have taken or omitted to take prior to the date this Amendment was executed (or otherwise), including, without limitation, with respect to the Obligations, any Collateral, the Credit Agreement and any of the Loan Documents, other than for the Lender's gross negligence or willful misconduct.

                  7. Reference to Credit Agreement; No Waiver.

                  7.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. The term "Loan Documents" as defined in Schedule 1.1 of the Credit Agreement shall include (in addition to the Loan Documents described in the Credit Agreement) this Amendment and any other agreements, instruments or other documents executed in connection herewith.

                  7.2 The Lender's failure, at any time or times hereafter, to require strict performance by the Borrowers of any provision or term of the Credit Agreement, this Amendment or the other Loan Documents shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lender of a breach of this Amendment or any Event of Default under the Credit Agreement shall not, except as expressly set forth herein, suspend, waive or affect any other breach of this Amendment or any Event of Default under the Credit Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Amendment, shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is: (i) in writing and signed by the Lender and (ii) delivered to the Borrower. In no event shall the Lender's execution and delivery of this Amendment establish a course of dealing among the Lender, the Borrowers, or any other obligor or in any other way obligate the Lender to hereafter provide any amendments or waivers with respect to the Credit Agreement. The terms and provisions of this Amendment shall be limited precisely as written and shall not be deemed: (A) to be a consent to a modification, amendment or waiver of any other term or condition of the Credit Agreement or of any other Loan Documents, or (B) to prejudice any right or remedy that the Lender may now have under or in connection with the Credit Agreement or any of the other Loan Documents.

                  8. Successors and Assigns; Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, no Borrower may assign this Amendment or any of its respective rights hereunder without the Lender's prior written consent. Any prohibited assignment of this Amendment shall be absolutely null and void. This Amendment may only be amended or modified by a writing signed by the Lender and the Borrowers.

                  9. Severability; Construction. Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such provision and invalidity, without invalidating the remainder of this Amendment. Neither this Amendment nor any uncertainty or ambiguity herein shall be construed or resolved against Lender, whether under any rule of construction or otherwise. On the contrary, this Amendment has been reviewed by all parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

                  10. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

                  11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                                    (a) THE VALIDITY OF THIS AMENDMENT, THE
                  CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                    (b) THE PARTIES AGREE THAT ALL ACTIONS OR
                  PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWERS COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDERS WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11(b).

                                    (c) BORROWERS AND THE LENDER HEREBY WAIVE
                  THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER REPRESENT THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to be duly executed and delivered as of the date first above written.

                          EASYLINK SERVICES CORPORATION,
                          a Delaware corporation

                          By: /s/ Thomas F. Murawski
                              -------------------------------------------------
                          Title: Chairman, President and
                          Chief Executive Officer


                          EASYLINK SERVICES USA, INC.,
                          a Delaware corporation

                          By: /s/Thomas F. Murawski
                              -------------------------------------------------
                          Title: President and Chief Executive Officer


                           WELLS FARGO FOOTHILL, INC.,
                           a California corporation


                           By: /s/Ronald R. Cote
                               ------------------------------------------------
                           Title: V.P.

            SCHEDULE 2(g) TO THIRD AMENDMENT TO THE CREDIT AGREEMENT
            --------------------------------------------------------

                                     Omitted

            SCHEDULE 2(j) TO THIRD AMENDMENT TO THE CREDIT AGREEMENT
            --------------------------------------------------------

                                     Omitted

           SCHEDULE 6.16(a) TO THIRD AMENDMENT TO THE CREDIT AGREEMENT
           -----------------------------------------------------------



------------------------    ---------------------------------------------------
APPLICABLE AMOUNT           APPLICABLE PERIOD
------------------------    ---------------------------------------------------
$(590,000)                  For the 1 month period ending January 31, 2006
------------------------    ---------------------------------------------------
$(897,000)                  For the 2 month period ending February 28, 2006
------------------------    ---------------------------------------------------
$(890,000)                  For the 3 month period ending March 31, 2006
------------------------    ---------------------------------------------------
$(700,000)                  For the 4 month period ending April 30, 2006
------------------------    ---------------------------------------------------
$(389,000)                  For the 5 month period ending May 31, 2006
------------------------    ---------------------------------------------------
$13,000                     For the 6 month period ending June 30, 2006
------------------------    ---------------------------------------------------
$439,000                    For the 7 month period ending July 31, 2006
------------------------    ---------------------------------------------------
$871,000                    For the 8 month period ending August 31, 2006
------------------------    ---------------------------------------------------
$1,328,000                  For the 9 month period ending September 30, 2006
------------------------    ---------------------------------------------------
$2,200,000                  For the 10 month period ending October 31, 2006
------------------------    ---------------------------------------------------
$3,155,000                  For the 11 month period ending November 30, 2006
------------------------    ---------------------------------------------------
$3,965,000                  For the 12 month period ending December 31, 2006
------------------------    ---------------------------------------------------
$570,000                    For the 1 month period ending January 31, 2007
------------------------    ---------------------------------------------------
$1,122,000                  For the 2 month period ending February 28, 2007
------------------------    ---------------------------------------------------
$1,724,000                  For the 3 month period ending March 31, 2007
------------------------    ---------------------------------------------------
$2,306,000                  For the 4 month period ending April 30, 2007
------------------------    ---------------------------------------------------

------------------------    ---------------------------------------------------
APPLICABLE AMOUNT           APPLICABLE PERIOD
------------------------    ---------------------------------------------------
$2,913,000                  For the 5 month period ending May 1, 2007
------------------------    ---------------------------------------------------
$3,524,000                  For the 6 month period ending June 30, 2007
------------------------    ---------------------------------------------------
$4,124,000                  For the 7 month period ending July 31, 2007
------------------------    ---------------------------------------------------
$4,834,000                  For the 8 month period ending August 31, 2007
------------------------    ---------------------------------------------------
$5,585,000                  For the 9 month period ending September 30, 2007
------------------------    ---------------------------------------------------
$6,360,000                  For the 10 month period ending October 31, 2007
------------------------    ---------------------------------------------------
$7,136,000                  For the 11 month period ending November 30, 2007
------------------------    ---------------------------------------------------
$7,972,000                  For the 12 month period ending December 31, 2007
------------------------    ---------------------------------------------------
$2,500,000                  For the 3 month period ending March 31, 2008 and
                            each 3 month period thereafter
------------------------    ---------------------------------------------------